ARNALL GOLDEN & GREGORY, LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450


                                                                (404) 873-8500

                                                                (404) 873-8501

                                December 8, 2000


NetBank, Inc.
11475 Great Oaks Way
Suite 100
Alpharetta, Georgia 30022

        Re:     Registration Statement on Form S-8; Employee Stock Purchase Plan

Ladies and Gentlemen:

     This opinion is rendered in connection with the proposed issue and sale by NetBank, Inc., a Georgia corporation ("NetBank"), of up to 500,000 shares of NetBank's common stock, $.01 par value (the "Shares"), pursuant to NetBank's Employee Stock Purchase Plan (the "Plan") upon the terms and conditions set forth in the Plan and in the Registration Statement on Form S-8 (the "Registration Statement") filed by NetBank with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). We have acted as counsel for NetBank in connection with the issuance and sale of the Shares by NetBank.

     In rendering the opinion contained herein, we have relied in part upon examination of NetBank's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and when sold in the manner contemplated by the Plan, and (i) assuming that the purchase price of, or value of other consideration received in respect of, each of the Shares will equal or exceed the stated value thereof,
(ii) upon receipt by NetBank of payment in full therefor as provided therein, and (iii) upon issuance pursuant to a current prospectus in conformity with the Act, they will be legally issued, fully paid and non-assessable.

     We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Sincerely,


                                        /s/ ARNALL, GOLDEN & GREGORY, LLP